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                                                                 Exhibit 10.2(b)


To:     Polaroid Holding Corporation (the "OBLIGORS' AGENT")
        1265 Main Street
        Waltham,
        Massachusetts 02451

Attn:   Treasurer

                                                                14 November 2003

                        SIXTH WAIVER AND AMENDMENT LETTER

Ladies and Gentlemen:

1 The Obligors' Agent, Polaroid Corporation (formerly known as OEP Imaging Operating Corporation) ("POLAROID"), Polaroid Holding Corporation (formerly known as OEP Imaging Corporation), and certain subsidiaries of Polaroid (collectively, the "POLAROID GROUP") entered into a $100 million credit agreement dated July 29, 2002 with a group of lenders led by Citicorp USA, Inc. as Domestic Administrative Agent, Domestic Collateral Agent and Foreign Syndication Agent and Bank of America, N.A. as Foreign Administrative Agent, Foreign Collateral Agent (the "COLLATERAL AGENT") and Domestic Syndication Agent (as amended by a first waiver and amendment letter dated August 30, 2002, a second waiver and amendment letter dated March, 2003, a third waiver and amendment letter dated April, 2003, a fourth waiver letter - in two parts, both dated May, 2003, and a fifth waiver and amendment letter dated August 5, 2003, and as may be amended, restated or supplemented from time to time, collectively the "CREDIT AGREEMENT"). Pursuant to the terms of the Credit Agreement, the Polaroid Group entered into certain security arrangements in favour of the Collateral Agent on its own behalf and on behalf of each of the other Lenders.

2 Unless otherwise defined in this Letter, terms and expressions defined in (including by reference to another document) the Credit Agreement shall have the same meanings when used in this Letter.

3 Polaroid has requested certain amendments to the Credit Agreement, INTER ALIA, to:

        3.1 create a $100,000,000 discretionary basket that Polaroid may use for

                3.1.1 acquisitions or other equity investments, including without limitation, investments in joint ventures;

                3.1.2 additional Capital Expenditures or IDP Venture Expenditures; or

                3.1.3   the redemption of preferred stock;

        3.2 reduce the frequency of delivering Borrowing Base Certificates, to the extent and only to the extent that Excess Availability remains above $25,000,000;

        3.3 make certain adjustments to the pricing grids for loans under the Revolving Credit Facilities;

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        3.4     revise the frequency of delivering reports of new Leases and delivering statutory accounts for Foreign Subsidiaries;

        3.5 amend the definitions of each of "Available Credit" and "Excess Availability" to clarify that Available Cash is included in the calculation thereof;

        3.6 amend the final date in the tables for Sections 5.6 (MAXIMUM IDP VENTURE EXPENDITURE) and 5.7 (CAPITAL EXPENDITURES) to coincide with the termination of the Facilities; and

        3.7 amend the definition of "Tangible Net Worth" to allow for amounts of any permitted redemption of preferred stock.

4 On our own behalf and on behalf of each of the other Lenders, we set out the following amendments to be made to the Credit Agreement:

        4.1 The following definitions shall be inserted in the correct alphabetical order in Section 1.1 (DEFINED TERMS) of the Credit
                Agreement:

                "ACQUISITION CONSIDERATION" means, in relation to Acquisition Assets, the equivalent in Dollars of the aggregate of the consideration (including any non-cash consideration and all costs and expenses incurred in connection therewith) paid and payable (whether contingent or otherwise) and the gross liabilities in respect of Indebtedness assumed or to be assumed or refinanced or which remain subsisting in respect of such Acquisition Assets following their acquisition.

                "ADDITIONAL CAPITAL EXPENDITURES" means, at any time and from time to time, Capital Expenditures:

                (a) which are designated in writing to the Administrative Agents by any member of the Group as being in addition to the amount of Capital Expenditures otherwise permitted under Section 5.7 (CAPITAL EXPENDITURES); and

                (b) as to which the Administrative Agents have received, at least 5 Business Days prior to any such Additional Capital Expenditure being made, a certificate signed by the chief financial officer of the Company demonstrating that such Additional Capital Expenditure will be funded from the utilisation of surplus cash on the consolidated balance sheet of the Group (i.e. not from any Loans).

                "ADDITIONAL IDP VENTURE EXPENDITURES" means, at any time and from time to time, IDP Venture Expenditures:

                (a) which are designated in writing to the Administrative Agents by any member of the Group as being in addition to the amount of IDP Venture Expenditures otherwise permitted under Section 5.6 (MAXIMUM IDP VENTURE EXPENDITURE); and

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                (b)     as to which the Administrative Agents have received, at
                        least 5 Business Days prior to any such Additional IDP Venture Expenditure being made, a certificate signed by the chief financial officer of the Company demonstrating that such Additional IDP Venture Expenditure will be funded from the utilisation of surplus cash on the consolidated balance sheet of the Group (i.e. not from any Loans).

                "AVAILABLE DISCRETIONARY BASKET AMOUNT" means, as of any date of determination, an amount equal to (a) the Discretionary Basket Amount MINUS (b) the aggregate amount of any (i) Permitted Acquisitions/Investments, (ii) Additional IDP Venture Expenditures, (iii) Additional Capital Expenditures and (iv) Permitted Stock Redemptions, which in each case have been designated in writing to the Administrative Agents as being made out of the Discretionary Basket Amount.

                "DISCRETIONARY BASKET AMOUNT" means $100,000,000 (or its equivalent in other currencies).

                "JOINT VENTURE" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

                "PERMITTED ACQUISITIONS/INVESTMENTS" means the acquisition or investment by a member of the Group of any company or in a business (whether by way of shares or assets and including investments in Permitted Joint Ventures) ("ACQUISITION ASSETS") which carries on a business which is similar or related to the business of the Group carried on as of the Closing Date where:

                (a) the aggregate of the Acquisition Consideration in respect of Acquisition Assets is not at any time, when aggregated with all other Acquisition Consideration, greater than the Available Discretionary Basket Amount; and

                (b) the cash element of any proposed Acquisition Consideration is provided by further equity contributions by the Original Investors or the utilisation of surplus cash on the consolidated balance sheet of the Group (i.e. not from any Loans); and

                (c) the proposed Acquisition Assets, for the period of the twelve months prior to the date of their acquisition, had EBITDA (utilising the definition of EBITDA) which was:

                        (1)     positive; or

                        (2) negative, but if negative, then notwithstanding anything to the contrary in this Agreement the negative EBITDA in respect of such Acquisition Assets (when aggregated with the negative EBITDA in respect of other Acquisition Assets which had

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                                negative EBITDA on the date of acquisition
                                thereof) shall not exceed $25,000,000.

                The Company shall notify the Administrative Agents of the amount of such EBITDA and aggregate EBITDA by a certificate signed by the chief executive officer and a financial officer of the Company and supported by such evidence as the Administrative Agents may reasonably request;

                PROVIDED THAT, with respect to each of the foregoing paragraphs
                (a) through (c):

                (i) at least 5 Business Days prior to entering into any acquisition or investment (including Permitted Joint Ventures) for which the Acquisition Consideration is greater than $25,000,000 (or its equivalent in other currencies), the Administrative Agents shall have received from the Company revised financial projections, reflecting the proposed Acquisition Assets therein which demonstrate that on a PRO FORMA basis for the 12 months following the completion of the acquisition none of the financial covenants in Article V (FINANCIAL COVENANTS) will be breached prior to the Revolving Credit Termination Date and that no Default or Event of Default will arise under Section 9.1 (EVENTS OF DEFAULT), accompanied by a certificate signed by the chief executive officer and a financial officer of the Company
                        (x) confirming that they believe that the assumptions (upon which the forecasts and projections in such revised financial projections are based) taken as a whole, and those forecasts and projections, are fair and reasonable and confirming that, in making those assumptions and forming those forecasts and projections the Company has taken full and proper account of all contingent liabilities relating to the Acquisition Assets to be acquired pursuant to the proposed acquisition and the Company has, where it is considered that such contingent liabilities may become actual liabilities, attributed a proper amount to such contingent liabilities in forming those forecasts and projections and (y) certifying that at all times during the following 12 months the completion of the acquisition would not lead to there being less than $25,000,000 of Available Credit;

                (ii) at least 5 Business Days prior to entering into any acquisition or investment (including Permitted Joint Ventures) for which the Acquisition Consideration is greater than $25,000,000 (or its equivalent in other currencies) there has been provided to the Administrative Agents copies of all accountants', environmental and other reports obtained by any member of the Group in respect of such Acquisition Assets;

                (iii) in respect of any acquisition for which the Acquisition Consideration is $25,000,000 (or its equivalent in other currencies) or less, the Company certifies that (x) no Default or Event of Default will arise under Section 9.1 (EVENTS OF DEFAULT) as a result of the proposed

                                        4
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                        acquisition of the Acquisition Assets and (y) at all
                        times during the following 12 months the completion of the acquisition would not lead to there being less than $25,000,000 of Available Credit; and

                (iv) at least 5 Business Days prior to entering into any acquisition or investment (including Permitted Joint Ventures) the Company shall deliver to the Administrative Agents a certificate signed by the chief financial officer of the Company demonstrating that such acquisition or investment will be funded from further equity contributions by the Original Investors or the utilisation of surplus cash on the consolidated balance sheet of the Group (i.e. not from any Loans).

                "PERMITTED JOINT VENTURE" means investments in any Joint Venture or similar arrangement subsisting with any person (which is not an Affiliate), PROVIDED THAT (i) each Joint Venture is in a business which is similar or related to the business of the Group carried on as of the Closing Date, (ii) each Joint Venture entity is incorporated with limited liability and there is no recourse to a member of the Group other than for the relevant investment permitted in accordance with this definition, (iii) the interest of the relevant member of the Group in each Joint Venture entity constitutes not less than 20% or more than 50% of the total interests therein, (iv) the relevant member of the Group has management control over each Joint Venture entity and
                (v) the Administrative Agents are provided with a copy of the Joint Venture agreement and evidence satisfactory to it (acting reasonably) as to the proposed investment amount.

                "PERMITTED STOCK REDEMPTIONS" means, in respect of the preferred stock of the Company described in paragraph (a) of Clause 4.3 (OWNERSHIP OF LOAN PARTIES AND SUBSIDIARIES), one or more redemptions of or the distribution or payment of any dividends to the shareholders of such preferred stock, PROVIDED that:

                (a) any such redemption or payment has been designated in advance in writing to the Administrative Agents by the Company or the Obligor's Agent; and

                (b) at least 5 Business Days prior to making any such redemption or payment the Company shall deliver to the Administrative Agents a certificate signed by the chief executive officer and a financial officer of the Company demonstrating that such redemption or payment will be funded from the utilisation of surplus cash on the consolidated balance sheet of the Group (i.e. not from any Loans).

        4.2 The definition of "Available Cash" in Section 1.1 (DEFINED TERMS) of the Credit Agreement shall be amended and restated in its entirety as follows:

                "AVAILABLE CASH" means, at any time and from time to time, an amount equal to 100% of the unrestricted cash and Cash Equivalents of the Group which are either (a) pledged to the relevant Administrative Agent pursuant to the Collateral Documents or (b) on deposit in an account maintained with either of the Administrative Agents.

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        4.3     The definition of "Available Credit" in Section 1.1 (DEFINED
                TERMS) of the Credit Agreement shall be amended and restated in its entirety as follows:

                "AVAILABLE CREDIT" means, on any date of determination, the sum of (a) the US Available Credit at such time, PLUS (b) the Foreign Available Credit at such time, PLUS (c) the Available Cash at such time.

        4.4 The definition of "Excess Availability" in Section 1.1 (DEFINED TERMS) of the Credit Agreement shall be amended and restated in its entirety as follows:

                "EXCESS AVAILABILITY" means, on any date of determination and without double counting, the sum of (a) the Total Availability of the Group at such time (but not to exceed the aggregate Revolving Credit Commitments at such time), PLUS (b) the Available Cash at such time, LESS (c) the US Revolving Credit Outstandings at such time, LESS (d) the Foreign Revolving Credit Outstandings at such time.

        4.5 The definition of "Fixed Charges" in Section 1.1 (DEFINED TERMS) of the Credit Agreement shall be amended and restated in its entirety as follows:

                "FIXED CHARGES" means, for any Person for any period, the sum of
                (a) the Cash Interest Expense of such Person for such period,
                (b) the principal amount of Financial Covenant Debt of such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP having a scheduled due date during such period and (c) all cash dividends payable by such Person and its Subsidiaries on Stock (other than a dividend qualifying as a Permitted Stock Redemption) in respect of such period to Persons other than such Person and its Subsidiaries.

        4.6 The definition of "APPLICABLE MARGIN" in Section 1.1 (DEFINED TERMS) of the Credit Agreement shall be amended by inserting the following table in the place of the tables set forth for each of paragraphs (a) and (b) thereof:

                                                                              BASE RATE           EUROCURRENCY
                                   LEVERAGE RATIO                               LOANS              RATE LOANS
                   -------------------------------------------------------------------------------------------
                   Greater than or equal to 1.50 to 1                           2.50%                 3.50%
                   Less  than  1.50  to 1  and  equal  to  or
                   greater than 1.25 to 1                                       2.25%                 3.25%
                   Less  than  1.25  to 1  and  equal  to  or
                   greater than 1.00 to 1                                       2.00%                 3.00%
                   Less than 1.00 to 1                                          1.25%                 2.25%

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

        4.7 The definition of "UNUSED COMMITMENT FEE RATE" in Section 1.1 (DEFINED TERMS) of the Credit Agreement shall be amended by inserting the following table in the place of the table set forth therein:

                                                                    UNUSED COMMITMENT
                                   LEVERAGE RATIO                         FEE
                   -------------------------------------------------------------------
                   Greater than or equal to 1.00 to 1                     0.50%
                   Less than 1.00 to 1                                    0.25%

        4.8 The definition of "TANGIBLE NET WORTH" in Section 1.1 (DEFINED TERMS) of the Credit Agreement shall be amended by inserting the following at the end of the definition after the word "GAAP":

                ", AND INCLUDING in the determination of Total Assets of such Person at such date, any actual amount or liability recorded by such Person in conformity with GAAP that is related to the Permitted Stock Redemptions under this Agreement".

        4.9 Section 5.6 (MAXIMUM IDP VENTURE EXPENDITURE) of the Credit Agreement shall be amended by:

                4.9.1 deleting the reference to the date "August 31, 2005" in the final row of the table and inserting the date "July 31, 2005" in its place; and

                4.9.2 deleting the proviso at the end thereof and inserting in its place the following proviso:

                        "PROVIDED, HOWEVER, that in addition to the maximum IDP Venture Expenditures set forth above, the Group shall be permitted to make Additional IDP Venture Expenditures from time to time not to exceed the Available Discretionary Basket Amount at such time."

        4.10 Section 5.7 (CAPITAL EXPENDITURES) of the Credit Agreement shall be amended by:

                4.10.1 deleting the reference to the date "August 31, 2005" in the final row of the table and inserting the date "July 31, 2005" in its place; and

                4.10.2 deleting the proviso at the end thereof and inserting in its place the following proviso:

                        "PROVIDED, HOWEVER, that in addition to the maximum Capital Expenditures set forth above, the Group shall be permitted to make Additional Capital Expenditures from time to time not to exceed the Available Discretionary Basket Amount at such time."

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        4.11    Section 6.1(j) (STATUTORY ACCOUNTS) of the Credit Agreement
                shall be amended and restated in its entirety as follows:

                        "(j)    STATUTORY ACCOUNTS. On or before the end of the
                first Fiscal Quarter following the filing of any statutorily required management accounts of each applicable Foreign Subsidiary, copies certified by such Foreign Subsidiary as true and correct of any such management accounts."

        4.12 The first sentence of paragraph (a) of Section 6.12 (BORROWING BASE DETERMINATION) of the Credit Agreement shall be amended and restated in its entirety as follows:

                "The Company shall deliver, as soon as available and in any event not later than the Required Borrowing Base Certificate Delivery Date, a Borrowing Base Certificate in respect of the US Borrowing Base and the Foreign Borrowing Base, as of the last day of the immediately preceding Borrowing Base Certificate Period, executed by a Responsible Officer of the Company."

        4.13 Section 6.12 (BORROWING BASE DETERMINATION) of the Credit Agreement shall be amended by adding the following new paragraph
                (e) immediately after the current paragraph (d):

                        "(e)    As used in this Section 6.12:

                                (i)     "REQUIRED BORROWING BASE CERTIFICATE
                DELIVERY DATE" means the third Business Day of the third fiscal week following the end of each fiscal month of each Fiscal Year (calculated as of the last day of such just completed fiscal month), PROVIDED, HOWEVER, if Excess Availability is less than $25,000,000 at any time, "REQUIRED BORROWING BASE CERTIFICATE DELIVERY DATE" means the third business day of each calendar week thereafter (calculated as of the last day of the immediately preceding fiscal week) until such time as Excess Availability is $25,000,000 or more for 15 consecutive days, provided further, however, that if at any time the Borrowing Base Certificate is due weekly "Required Borrowing Base Certificate delivery date" for the first fiscal week of any fiscal month shall be the sixth Business Day following the end of such first fiscal week; and

                                (ii)    "BORROWING BASE CERTIFICATE PERIOD"
                means the monthly period (in the case of clause (a) above) or the weekly period (in the case of clause (b) above) covered by the applicable Borrowing Base Certificate."

        4.14 Paragraph (a)(v) of Section 7.14 (Real Property) of the Credit Agreement shall be amended and restated in its entirety as follows:

                        "(v)    notify the Administrative Agents at the end of
                each Fiscal Quarter in which any Group Member takes possession of, or becomes liable under, any new leased premises or Lease."

        4.15 Section 8.3 (INVESTMENTS) of the Credit Agreement shall be amended and restated by:

                4.15.1  deleting the word "and" at the end of subparagraph
                        (g)(iii) thereof;

                4.15.2 deleting the period and replacing it with a semi-colon and the word "and" at the end of subparagraph (h) thereof; and

                4.15.3  adding the following new subparagraph (i):

                        "(i)    Investments constituting Permitted Acquisitions/
                Investments in the amounts set forth in and in accordance with the definition thereof, PROVIDED that (i) in the case of an Investment in shares of a company organized in a jurisdiction in which assets of any other Loan Party are subject to security, such shares shall be subject to first priority security in favour of the appropriate Collateral Agent, (ii) in the case of an Investment in a new Subsidiary which owns assets in a jurisdiction in which assets of any other Loan Party are subject to security, such new Subsidiary shall create first priority security over all or substantially all of its tangible and intangible assets pursuant to Security Documents in form and substance satisfactory to the appropriate Collateral Agent and
                (iii) and the relevant Loan Parties shall take all steps necessary to create, perfect and deliver to the appropriate Collateral Agent such evidence as such Collateral Agent shall require of the due execution of the relevant Security Document together with legal opinions to the extent reasonably necessary in form and substance satisfactory to the appropriate Collateral Agent."

        4.16 Section 8.5 (RESTRICTED PAYMENTS) of the Credit Agreement shall be amended and restated by:

                4.16.1 deleting the word "and" at the end of subparagraph (e) thereof;

                4.16.2  adding the word "and" at the end of subparagraph
                        (f)(iii) thereof;

                4.16.3 deleting the phrase "PROVIDED FURTHER, HOWEVER, that in the case of each of paragraphs (a) through (f) above)" in the first line of the proviso to such Section 8.5 and inserting the phrase "PROVIDED FURTHER, HOWEVER, that in the case of each of paragraphs (a) through (g) above" in its place; and

                4.16.4  adding the following new subparagraph (g):

                        "(g)    Restricted Payments from time to time
                constituting Permitted Stock Redemptions, PROVIDED that no Loans will be available to any Borrower for the purpose of making any such Permitted Stock

                Redemption, and PROVIDED FURTHER that at the time of and after giving effect to the making of any such Permitted Stock
                Redemption:

                                (i) the Fixed Charge Coverage Ratio for the most recently completed 12 month period shall be greater than or equal to 2.0 to 1.0; and

                                (ii) the amount of any such Permitted Stock Redemption shall not exceed the Available Discretionary Basket Amount at such time;"

5 In accordance with Section 11.1 (AMENDMENTS, WAIVERS, ETC.) of the Credit Agreement, on our own behalf and on behalf of each of the other Lenders, we agree that:

        5.1 the amendments requested in each of Clause 4.6 and Clause 4.7 above shall take effect from and after such time as all Lenders have delivered their approvals thereof; and

        5.2 the amendments requested in each of Clauses 4.1 through 4.5 and Clauses 4.8 through 4.16 above shall take effect from and after such time as the Requisite Lenders have delivered their approvals thereof.

6 The Obligors' Agent, on behalf of itself and each of the other Loan Parties, hereby certifies, after careful consideration, that the following statements are true on the date hereof:

        6.1 the representations and warranties set forth in Sections 4.1, 4.2, 4.5, 4.7 (save for such litigation as more particularly set out in the Schedule attached hereto), 4.8, 4.9, 4.10, 4.11(b), 4.11(d), 4.12, 4.14, 4.15(a), 4.15(b), 4.16(c), 4.16(d),
                4.17(a), 4.17(b) and 4.18 of Article IV (REPRESENTATIONS AND WARRANTIES) of the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date; and

        6.2 no Default or Event of Default has occurred and is continuing on the date hereof.

7 The Obligors' Agent, on behalf of itself and each of the other Loan Parties, confirms its agreement to the above amendments and that the Loan Parties' obligations under the Loan Documents to which they are parties remain in full force and effect notwithstanding the making of such amendments.

8 The Obligors' Agent confirms that in entering into this Letter it is acting on its own behalf and as Obligors' Agent for the other Loan Parties under Section 11.19(b) (US OBLIGORS' AGENT) and Section 11.19(a) (FOREIGN OBLIGORS' AGENT) of the Credit Agreement.

9 Save as amended by this Letter, the provisions of the Credit Agreement shall continue in full force and effect and the Credit Agreement and this Letter shall be read and construed as one instrument. This Letter is a Loan Document.

10 Please sign and return the attached copy of this Letter to signify your acceptance of its terms and conditions. This Letter may be executed in counterparts each of which shall be deemed to constitute an original.

11 This Letter and the rights and obligations of the parties hereto shall be is governed by, and construed and interpreted in accordance with, the law of the State of New York.

Yours faithfully


   /s/ Brenda Cotsen                              /s/ Ira Mermelstein
------------------------------                ------------------------------

For and on behalf of                          For and on behalf of
CITICORP USA, INC.                            BANK OF AMERICA, N.A.
as Domestic Administrative Agent              as Foreign Administrative Agent


   /s/ Brenda Cotsen                              /s/ Ira Mermelstein
------------------------------                ------------------------------
For and on behalf of                          For and on behalf of
CITIBANK, N.A.                                BANK OF AMERICA, N.A.
as Lender                                     as Lender


   /s/ illegible                                   /s/ illegible
------------------------------                ------------------------------
For and on behalf of                          For and on behalf of
NATIONAL CITY COMMERCIAL FINANCE, INC.        UPS CAPITAL CORPORATION
as Lender                                     as Lender

To:     Citicorp USA, Inc.
        as Domestic Administrative Agent

        Bank of America, N.A.
        as Foreign Administrative Agent

We acknowledge receipt of the Letter and hereby confirm our agreement to the terms and conditions thereof.

Yours faithfully


   /s/ Andra S. Bolotin
-----------------------------
For and on behalf of
POLAROID HOLDING CORPORATION
(acting on its own behalf and as Obligors' Agent
on behalf of each other Loan Party at the date hereof)

Date:   11/11/03
     -------------------

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                                    SCHEDULE

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